UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2006

AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation	000-50795 (Commission File Number)	75-2770432 (I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500 Addison, Texas (Address of principal executive offices)	75001 (Zip code)
(972) 728-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Change in Registrant’s Certifying Accountant.
(b) On May 26, 2006, the Audit Committee of the Board of Directors of Affirmative Insurance Holdings, Inc. (the “Company”, “we” or “our”) appointed KPMG LLP (“KPMG”) as our new independent accountant to provide financial audit services. KPMG has not audited our financial statements in the two most recent fiscal years or any interim period. Prior to appointing KPMG to audit our financial statements, we did not consult with KPMG regarding any accounting, auditing or financial reporting matters, including, but not limited to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). In the course of our discussions concerning the appointment, we provided and discussed with KPMG the information in our Current Report on Form 8-K, filed with the SEC on April 27, 2006, with respect to the resignation of PricewaterhouseCoopers LLP, our former independent accountant.
We requested KPMG to review this Current Report on Form 8-K and provided KPMG with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which KPMG does not agree with the statements made by the Company in this Current Report on Form 8-K. KPMG has advised the Company that it has reviewed this Current Report on Form 8-K and has no basis on which to submit a letter addressed to the SEC in response to the above disclosures made by the Company.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:	/s/ MARK E. PAPE
Mark E. Pape
Executive Vice President and Chief Financial Officer

Date: June 2, 2006